For the period ended January 31, 1998
File number: 811-5055

                          SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On   October   25,    1997   the   Trustees
authorized  a  modification  of  the  investment
policies of the Fund to expand the definition of
equity-related  securities  to  include   common
stocks,  preferred stocks, rights, warrants  and
debt  securities or preferred stocks  which  are
convertible or exchangeable for common stocks or
preferred    stocks    and    master     limited
partnerships, among others.

































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